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                                  EXHIBIT 23.2

                CONSENT OF ROMITO, TOMASETTI & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Current Report on Form 8-K dated September 29, 1997 of DataWorks Corporation of our report dated March 17, 1995, with respect to the combined financial statements of Intrepid Software, Inc., included in the financial statements of Interactive Group, Inc. for the fiscal year ended December 31, 1996.

                                       ROMITO, TOMASETTI & ASSOCIATES, P.C.

Burlington, Massachusetts
October 3, 1997